UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           September 25, 2006

                               _______________________

                     NATIONAL ATLANTIC HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

                               _______________________


        New Jersey                   000-51127                  223316586
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)


   4 Paragon Way, Freehold, New Jersey                          07728
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code          732-665-1100

                                 Not Applicable
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

     As part of its overall objective of effectively managing costs, in early September 2006, the Audit Committee of the Board of Directors of National Atlantic Holdings Corporation (the "Company") issued a request for proposals ("RFP") for the engagement of the Company's registered independent public accounting firm for the year ending December 31, 2006. The RFP was sent to a number of registered independent public accounting firms qualified to provide audit services to the Company, including Deloitte & Touche LLP ("Deloitte"), the Company's current registered independent public accounting firm. On September 19, 2006, Deloitte advised the Audit Committee of the Board of Directors in writing that it does not intend to submit a proposal to the Company in response to the RFP, and accordingly it resigned as the Company's independent registered public accounting firm. The September 19, 2006 letter from Deloitte is filed herewith as Exhibit 99.1. The Company expects to complete the previously commenced RFP process and engage a new independent registered public accounting firm prior to the release of its interim financial information as of September 30, 2006 and for the three and nine month periods ended September 30, 2006.

     The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with our reporting of financial information as of June 30, 2006, Deloitte expressed to us its position that the Company's proposed best estimate for our net liability for loss and loss adjustment expenses ("reserves") to be recorded in the June 30, 2006 financial information was at a level below what it had determined to be reasonable and was required to be increased. While the Company did not agree that an adjustment was required, this matter was satisfactorily resolved by increasing our reserves by $1.5 million as of June 30, 2006. This matter was discussed by the Audit Committee with Deloitte prior to the Company's earnings release and the adjustment is reflected in both the earnings release and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

     Except as described above, during the two most recent calendar years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Deloitte's notification to the Company of its intent to resign as the Company's registered independent public accounting firm, there have been no disagreements (within the meaning of Item 304 of Regulation S-K of the Securities and Exchange Commission's ("SEC") rules and regulations, which term is interpreted broadly and does not require there to have been an argument, but merely a difference of opinion) between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports. Except as previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 with respect to certain material weaknesses in internal controls identified by Deloitte during their audit of the Company's financial statements for the nine months ended September 30, 2004 (prior to the Company's initial public offering in 2005), there were no "reportable events" as defined in

Item 304(a)(1) or (v) of Regulation S-K of the SEC's rules and regulations. The aforementioned reportable event was discussed by the Audit Committee with Deloitte on various dates during 2005 and 2006.

     The Company has authorized Deloitte to discuss any matter described herein relating to the Company and its operations with their successor registered independent public accounting firm once that firm is appointed.

     The Company furnished Deloitte with a copy of this Report on Form 8-K prior to filing with the SEC. The Company also requested that Deloitte furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report insofar as they relate to Deloitte's audit services and engagement with the Company. A copy of Deloitte's letter to the SEC dated September 25, 2006 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

       (d)    Exhibits

              16.1 Letter to the Securities and Exchange Commission from Deloitte & Touche LLP.
              99.1 Letter to the Audit Committee of the Board of Directors of the Company from Deloitte & Touche LLP

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



September 25, 2006

                                   National Atlantic Holdings Corporation



                                   By:      /s/ Frank J. Prudente
                                            -----------------------------------
                                            Name: Frank J. Prudente
                                            Title: Executive Vice President
                                            Treasurer and Chief Accounting
                                            Officer